DDR User Supplement
DTCC DATA REPOSITORY (U.S.) LLC
DDR SUPPLEMENT TO DTCC NON-U.S. USER AGREEMENT
Reference is made to the User Agreement indicated below (the "Existing User Agreement") entered into between the trade repository indicated below and the undersigned on behalf of the entities party thereto.  By signing below, the undersigned, on behalf of the entities listed on the undersigned's DDR Service Request Form (Annex I) as amended from time to time, with respect to the reporting jurisdictions indicated for each such entity on such DDR Service Request Form (Annex I) as amended from time to time, agrees as follows:
- to be bound by the DDR Rulebook and Operating Procedures as may be amended from time to time;

- to be bound by the DDR Fee Schedule as may be amended from time to time;

- to have hereby acknowledged receipt of the DDR Disclosure Statement;

- if the box is checked at the beginning of this line, the Access Coordinators designated by the undersigned as Access Coordinators pursuant to the Existing User Agreement will also serve as Access Coordinators for the equivalent (as applicable) DDR systems and products;

- if the box is checked at the beginning of this line, any third party submitter named pursuant to the  Third Party Submitter Authorization Supplement to the Existing User Agreement will also serve as a Third Party Submitter for DDR;

- The agreement  with the following DTCC trade repository shall be the Existing User Agreement for purposes of this Supplement (check only one):
DTCC Derivatives Repository Ltd  DTCC Data Repository (Singapore)
Pte. Ltd.
DTCC Data Repository (Japan) KK  Other
      [only fill in DTCC trade repository name]

- The Existing User Agreement together with the DDR Service Request Form (Annex I) as amended from time to time and as modified by this DDR Supplement shall constitute the DDR User Agreement.
This DDR Supplement and the DDR Operating Procedures, to the extent that they govern or relate to the relationship between the User and DDR will be governed by the law of the State of New York without regard to the conflicts of law provisions thereof. Each party irrevocably agrees that any dispute in relation to this DDR Supplement, or any non-contractual claim arising out of it, will be subject to the exclusive jurisdiction of the courts of New York State without regard to the conflicts of law provisions thereof.
For Canadian swap transaction submissions, the undersigned should complete the "DDR Canada - Local Counterparty" tab in Annex I to the DDR User Agreement with this supplement.
This DDR User Agreement hereby applies to each entity/fund that is listed in the DDR Service Request Form (Annex I) as amended from time to time:
By:
[Print the name of the company signing on behalf of the entity/fund (i.e., the name of Investment Company)]
as
[Insert authorized role/capacity of the company above (i.e., Investment or Asset Manager)]

with an address at

[Insert address, including Country]
By:
[Signature]
Name:
Title:
DTCC Data Repository (U.S.) LLC
By:
      [Signature]
Name:

Title:

Effective Date: ___________